Exhibit 99.1

Intra-Cellular Therapies Announces Proposed Public Offering of Common Stock

NEW YORK, March 04, 2015 (GLOBE NEWSWIRE) — Intra-Cellular Therapies, Inc. (Nasdaq: ITCI), a biopharmaceutical company, today announced that it has commenced an underwritten public offering of 4,250,000 shares of its common stock. In connection with the offering, Intra-Cellular Therapies intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. All of the shares in the offering will be sold by Intra-Cellular Therapies.

Leerink Partners LLC, Cowen and Company, LLC and RBC Capital Markets, LLC are acting as joint book-running managers for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The public offering will be made pursuant to a shelf registration statement on Form S-3 that was previously filed with and declared effective by the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. The offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA, 02110, or by phone at (800) 808-7525, ext. 6142, or by email at syndicate@leerink.com; from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, or by calling (631) 274-2806; or from RBC Capital Markets, Attention: Prospectus Department, Three World Financial Center, 200 Vesey Street 8th Floor, New York, NY 10281, or by phone at (877) 822-4089 or by emailing equityprospectus@rbccm.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Intra-Cellular Therapies

Intra-Cellular Therapies is developing novel drugs for the treatment of neuropsychiatric and neurodegenerative diseases and other disorders of the central nervous system. The Company is developing its lead drug candidate, ITI-007, for the treatment of schizophrenia, behavioral disturbances in dementia, bipolar disorder and other neuropsychiatric and neurological disorders. The Company is also utilizing its phosphodiesterase platform and other proprietary chemistry platforms to develop drugs for the treatment of cognitive deficits in schizophrenia and other CNS disorders. In addition, the Company is developing inhibitors against other targets for CNS indications such as Alzheimer’s disease, Parkinson’s disease and depression and non-CNS indications such as cardiovascular disease.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including statements with respect to Intra-Cellular’s plans to consummate its proposed public offering. Intra-Cellular may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “ estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not Intra-Cellular will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering, Intra-Cellular’s business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. These and other risks are described in the reports filed by Intra-Cellular with the SEC, including under the caption “Risk Factors” included in Intra-Cellular’s current report on Form 8-K filed with the SEC on March 4, 2015, Intra-Cellular’s preliminary prospectus supplement filed with the SEC on March 4, 2015, and in other filings that Intra-Cellular makes with the SEC.

In addition, any forward-looking statement in this press release represents Intra-Cellular’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Intra-Cellular disclaims any duty to update any forward-looking statement, except as required by applicable law.

Contact:

Intra-Cellular Therapies, Inc.

Juan Sanchez, M.D.

Vice President, Corporate Communications and Investor Relations

212-923-3344

Burns McClellan, Inc.

Lisa Burns/Nancy Yu (Investors)

Justin Jackson (Media)

jjackson@burnsmc.com

212-213-0006